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                                                                    EXHIBIT 99.1

                                            FOR IMMEDIATE RELEASE
                                            CONTACT:  GEORGE POWLICK
                                            CHIEF FINANCIAL OFFICER
                                            (818) 998-3388



                K.SWISS INC. REGISTERS WITH SEC 300,000 SHARES
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                  OF CLASS A COMMON STOCK HELD BY STOCKHOLDER
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CHATSWORTH, CA, [October 15, 1997] - K.Swiss Inc. (NASDAQ - KSWS) announced today that the Company filed a Form S-3 Registration Statement with the Securities and Exchange Commission covering a proposed offering of 300,000 shares of Class A Common Stock, which are to be offered by The Biltrite Corporation pursuant to certain registration rights held by Biltrite. The Company will not receive any of the proceeds from the offering. The two principal officers of Biltrite are directors of the Company.

K.Swiss Inc. is advised that Biltrite currently holds 30,000 shares of Class A Common Stock and 637,294 shares of Class B Common Stock, each share of which is freely convertible into one share of Class A Common Stock. Biltrite has indicated to the Company that in the event it sells in excess of 30,000 shares of Class A Common Stock, it will convert the necessary number of shares of its Class B Common Stock to shares of Class A Common Stock.

K.Swiss Inc. designs, develops and markets athletic footwear for high performance sports use and fitness activities. The Company presently offers footwear for court, nautical, casual and children's categories.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. Written prospectuses may be obtained from K.Swiss Inc., 20664 Bahama Street, Chatsworth, California 91311,
Attn.:  Chief Financial Officer -- Telephone, 818-998-3388.